Exhibit 4.2

EIGHTEENTH SUPPLEMENTAL INDENTURE

between

SARATOGA INVESTMENT CORP.

and

U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION,

as Trustee

Dated as of August 26, 2026

THIS EIGHTEENTH SUPPLEMENTAL INDENTURE (this “Eighteenth Supplemental Indenture”), dated as of August 26, 2026, is between Saratoga Investment Corp., a Maryland corporation (the “Company”), and U.S. Bank Trust Company, National Association (as successor in interest to U.S. Bank National Association), as trustee (the “Trustee”). All capitalized terms used herein shall have the meaning set forth in the Base Indenture (as defined below).

RECITALS OF THE COMPANY

The Company and the Trustee executed and delivered an Indenture, dated as of May 10, 2013 (the “Base Indenture” and, as supplemented by this Eighteenth Supplemental Indenture, the “Indenture”), to provide for the issuance by the Company from time to time of the Company’s unsecured debentures, notes or other evidences of indebtedness (the “Securities”), to be issued in one or more series as provided in the Indenture.

The Company desires to issue and sell $85,000,000 aggregate principal amount (or up to $97,750,000 aggregate principal amount if the underwriters’ option to purchase additional Securities is exercised in full) of the Company’s 8.00% Notes due 2031 (the “Notes”).

The Company previously entered into the First Supplemental Indenture, dated as of May 10, 2013 (the “First Supplemental Indenture”), the Second Supplemental Indenture, dated as of December 21, 2016 (the “Second Supplemental Indenture”), the Third Supplemental Indenture, dated as of August 28, 2018 (the “Third Supplemental Indenture”), the Fourth Supplemental Indenture, dated as of June 24, 2020 (the “Fourth Supplemental Indenture”), the Fifth Supplemental Indenture, dated as of July 9, 2020 (the “Fifth Supplemental Indenture”), the Sixth Supplemental Indenture, dated as of December 29, 2020 (the “Sixth Supplemental Indenture”), and the Seventh Supplemental Indenture, dated as of January 28, 2021 (the “Seventh Supplemental Indenture”), the Eighth Supplemental Indenture, dated as of March 10, 2021 (the “Eighth Supplemental Indenture”), the Ninth Supplemental Indenture, dated as of January 19, 2022 (the “Ninth Supplemental Indenture”), the Tenth Supplemental Indenture, dated as of April 27, 2022 (the “Tenth Supplemental Indenture”), the Eleventh Supplemental Indenture, dated as of September 8, 2022 (the “Eleventh Supplemental Indenture”), the Twelfth Supplemental Indenture, dated as of October 27, 2022 (the “Twelfth Supplemental Indenture”), the Thirteenth Supplemental Indenture, dated as of December 13, 2022 (the “Thirteenth Supplemental Indenture”), the Fourteenth Supplemental Indenture, dated as of March 31, 2023 (the Fourteenth Supplemental Indenture”), the Fifteenth Supplemental Indenture, dated as of April 14, 2023 (the “Fifteenth Supplemental Indenture”), the Sixteenth Supplemental Indenture, dated as of February 6, 2026 (the “Sixteenth Supplemental Indenture”), and the Seventeenth Supplemental Indenture, dated as of April 10, 2026 (the “Seventeenth Supplemental Indenture”), each of which amended and supplemented the Base Indenture. Neither the First Supplemental Indenture, the Second Supplemental Indenture, the Third Supplemental Indenture, the Fourth Supplemental Indenture, the Fifth Supplemental Indenture, the Sixth Supplemental Indenture, the Seventh Supplemental Indenture, the Eighth Supplemental Indenture, the Ninth Supplemental Indenture, the Tenth Supplemental Indenture, the Eleventh Supplemental Indenture, the Twelfth Supplemental Indenture, the Thirteenth Supplemental Indenture, the Fourteenth Supplemental Indenture, the Fifteenth Supplemental Indenture, the Sixteenth Supplemental Indenture, nor the Seventeenth Supplemental Indenture is applicable to the Notes.

Sections 901(4) and 901(6) of the Base Indenture provide that without the consent of Holders of the Securities of any series issued under the Indenture, the Company, when authorized by or pursuant to a Board Resolution, and the Trustee, at any time and from time to time, may enter into one or more indentures supplemental to the Base Indenture in form reasonably satisfactory to the Trustee to (i) change or eliminate any of the provisions of the Indenture when there is no Security Outstanding of any series created prior to the execution of the supplemental indenture that is entitled to the benefit of such provision and (ii) establish the form or terms of Securities of any series as permitted by Section 201 and Section 301 of the Base Indenture.

The Company desires to establish the form and terms of the Notes and to modify, alter, supplement and change certain provisions of the Base Indenture for the benefit of the Holders of the Notes (except as may be provided in a future supplemental indenture to the Indenture (each, a “Future Supplemental Indenture”)).

The Company has duly authorized the execution and delivery of this Eighteenth Supplemental Indenture to provide for the issuance of the Notes and all acts and things necessary to make this Eighteenth Supplemental Indenture a valid, binding, and legal obligation of the Company and to constitute a valid agreement of the Company, in accordance with its terms, have been done and performed.

NOW, THEREFORE, for and in consideration of the premises and the purchase of the Notes by the Holders thereof, it is mutually agreed, for the equal and proportionate benefit of all Holders of the Notes, as follows:

ARTICLE I
TERMS OF THE NOTES

Section 1.01 Terms of the Notes. The following terms relating to the Notes are hereby established:

(a) The Notes shall constitute a series of Senior Securities having the title “8.00% Notes due 2031.” The Notes shall bear a CUSIP number of 80349A 844 and an ISIN number of US80349A8449.

(b) The aggregate principal amount of the Notes that may be initially authenticated and delivered under the Indenture (except for Notes authenticated and delivered upon registration of, transfer of, or in exchange for, or in lieu of, other Notes pursuant to Sections 304, 305, 306, 906, 1107 or 1305 of the Base Indenture, and except for any Securities that, pursuant to Section 303 of the Base Indenture, are deemed never to have been authenticated and delivered under the Indenture) shall be $85,000,000 (or up to $97,750,000 aggregate principal amount if the underwriters’ option to purchase additional Securities is exercised in full). Under a Board Resolution, Officers’ Certificate pursuant to Board Resolutions or an indenture supplement, the Company may from time to time, without the consent of the Holders of Notes, issue additional Notes (in any such case “Additional Notes”) having the same ranking and the same interest rate, maturity and other terms as the Notes; provided that, if such Additional Notes are not fungible with the Notes (or any other tranche of Additional Notes) for U.S. federal income tax purposes, then such Additional Notes will have different CUSIP and ISIN numbers from the Notes (and any such other tranche of Additional Notes). Any Additional Notes and the existing Notes will constitute a single series under the Indenture and all references to the relevant Notes herein shall include the Additional Notes unless the context otherwise requires.

(c) The entire outstanding principal of the Notes shall be payable on August 31, 2031, unless earlier redeemed or repurchased in accordance with the provisions of this Eighteenth Supplemental Indenture.

(d) The rate at which the Notes shall bear interest shall be 8.00% per annum. The date from which interest shall accrue on the Notes shall be August 26, 2026, or the most recent Interest Payment Date to which interest has been paid or provided for; the Interest Payment Dates for the Notes shall be February 28, May 31, August 31 and November 30 of each year, commencing November 30, 2026 (if an Interest Payment Date falls on a day that is not a Business Day, then the applicable interest payment will be made on the next succeeding Business Day and no additional interest will accrue as a result of such delayed payment); the initial interest period will be the period from and including August 26, 2026, to, but excluding, the initial Interest Payment Date, and the subsequent interest periods will be the periods from and including an Interest Payment Date to, but excluding, the next Interest Payment Date or the Stated Maturity, as the case may be; the interest so payable, and punctually paid or duly provided for, on any Interest Payment Date, will be paid to the Person in whose name the Note (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest, which shall be February 15, May 15, August 15 and November 15 (whether or not a Business Day), as the case may be, next preceding such Interest Payment Date. Payment of principal of (and premium, if any, on) and any such interest on the Notes will be made at the office of the Trustee located at 60 Livingston Avenue, St. Paul, MN 55107, Attention: Saratoga Investment Corp. (8.00% Notes Due 2031) or at such other address as designated by the Trustee, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts; provided, however, that at the option of the Company payment of interest may be made by check mailed to the address of the Person entitled thereto as such address shall appear in the Security Register; provided, further, however, that so long as the Notes are registered to Cede & Co., such payment will be made by wire transfer in accordance with the procedures established by The Depository Trust Company and the Trustee. Interest on the Notes will be computed on the basis of a 360-day year of twelve 30-day months.

(e) The Notes shall be initially issuable in global form (each such Note, a “Global Note”). The Global Notes and the Trustee’s certificate of authentication thereon shall be substantially in the form of Exhibit A to this Eighteenth Supplemental Indenture. Each Global Note shall represent the aggregate amount of the outstanding Notes as shall be specified therein and each shall provide that it shall represent the aggregate amount of outstanding Notes from time to time endorsed thereon and that the aggregate amount of outstanding Notes represented thereby may from time to time be reduced or increased, as appropriate, to reflect exchanges and redemptions. Any endorsement of a Global Note to reflect the amount of any increase or decrease in the amount of outstanding Notes represented thereby shall be made by the Trustee or the Security Registrar, in accordance with Sections 203 and 305 of the Base Indenture.

(f) The depositary for such Global Notes (the “Depositary”) shall be The Depository Trust Company, New York, New York. The Security Registrar with respect to the Global Notes shall be the Trustee.

(g) The Notes shall be defeasible pursuant to Section 1402 or Section 1403 of the Base Indenture. Covenant defeasance contained in Section 1403 of the Base Indenture shall apply to the covenants contained in Sections 1006, 1008 and 1009 of the Indenture.

(h) The Notes shall be redeemable pursuant to Section 1101 of the Base Indenture and as follows:

(i) The Notes will be redeemable in whole or in part at any time or from time to time, at the option of the Company, on or after August 26, 2028, at a redemption price equal to 100% of the outstanding principal amount thereof, plus accrued and unpaid interest payments otherwise payable for the then-current quarterly interest period accrued to, but excluding, the date fixed for redemption.

(ii) Notice of redemption shall be given in writing and mailed, first-class postage prepaid or by overnight courier guaranteeing next-day delivery, to each Holder of the Notes to be redeemed, not less than thirty (30) nor more than sixty (60) days prior to the Redemption Date, at the Holder’s address appearing in the Security Register. All notices of redemption shall contain the information set forth in Section 1104 of the Base Indenture.

(iii) Any exercise of the Company’s option to redeem the Notes will be done in compliance with the Indenture and the Investment Company Act, to the extent applicable.

(iv) If the Company elects to redeem only a portion of the Notes, the Trustee or, with respect to the Global Notes, the Depositary will determine the method for selecting the particular Notes to be redeemed, in accordance with Section 1103 of the Base Indenture and the Investment Company Act and the rules of any national securities exchange or quotation system on which the Notes are listed, in each case to the extent applicable.

(v) Unless the Company defaults in payment of the Redemption Price, on and after the Redemption Date, interest will cease to accrue on the Notes called for redemption hereunder.

(i) The Notes shall not be subject to any sinking fund pursuant to Section 1201 of the Base Indenture.

(j) The Notes shall be issuable in denominations of $25 and integral multiples of $25 in excess thereof.

(k) Holders of the Notes will not have the option to have the Notes repaid prior to the Stated Maturity.

(l) The Notes are hereby designated as “Senior Securities” under the Indenture.

ARTICLE II

COVENANTS

Section 2.01 Except as may be provided in a Future Supplemental Indenture, for the benefit of the Holders of the Notes but no other series of Securities under the Indenture, whether now or hereafter issued and Outstanding, Article Ten of the Base Indenture shall be amended by adding the following new Sections 1009, 1010 and 1011 thereto, each as set forth below:

“Section 1009. Section 18(a)(1)(A) of the Investment Company Act.

The Company hereby agrees that for the period of time during which the Notes are Outstanding, the Company will not violate (whether or not it is subject to) Section 18(a)(1)(A) as modified by Section 61(a)(2) of the Investment Company Act as may be applicable to the Company from time to time or any successor provisions thereto, whether or not the Company continues to be subject to such provisions of the Investment Company Act, but giving effect to any exemptive relief granted to the Company by the Commission.”

“Section 1010. Section 18(a)(1)(B) of the Investment Company Act.

The Company hereby agrees that, for the period of time during which the Notes are Outstanding, the Company will not violate Section 18(a)(1)(B) as modified by Section 61(a)(2) of the Investment Company Act or any successor provisions thereto, whether or not the Company is subject to such provisions of the Investment Company Act, and after giving effect to any exemptive relief granted to the Company by the Commission, except that the Company may declare a cash dividend or distribution, notwithstanding the prohibition contained in Section 18(a)(1)(B) as modified by Section 61(a)(2) of the Investment Company Act or any successor provisions thereto, but only up to such amount as is necessary in order for the Company to maintain its status as a regulated investment company under Subchapter M of the Code; provided, however, that the prohibition in this Section 1010 shall not apply until such time as the Company’s asset coverage has been below the minimum asset coverage required pursuant to Section 18(a)(1)(B) as modified by Section 61(a)(2) of the Investment Company Act or any successor provisions thereto (after giving effect to any exemptive relief granted to the Company by the Commission) for more than six (6) consecutive months.”

“Section 1011. Commission Reports and Reports to Holders.

If, at any time, the Company is not subject to the reporting requirements of Sections 13 or 15(d) of the Exchange Act to file any periodic reports with the Commission, the Company agrees to furnish to the Holders of the Notes and the Trustee for the period of time during which the Notes are Outstanding: (i) within 90 days after the end of the each fiscal year of the Company (which fiscal year ends on February 28 (or February 29 during a leap year)), audited annual consolidated financial statements of the Company and (ii) within 45 days after the end of each fiscal quarter of the Company (other than the Company’s fourth fiscal quarter), unaudited interim consolidated financial statements of the Company. All such financial statements shall be prepared, in all material respects, in accordance with GAAP.”

ARTICLE III

MEETINGS OF HOLDERS OF SECURITIES

Section 3.01 Except as may be provided in a Future Supplemental Indenture, for the benefit of the Holders of the Notes but no other series of Securities under the Indenture, whether now or hereafter issued and Outstanding, Section 1505 of the Base Indenture shall be amended by replacing clause (c) thereof with the following:

“(c) At any meeting of Holders, each Holder of a Security of such series or proxy shall be entitled to one vote for each $25.00 principal amount of the Outstanding Securities of such series held or represented by such Holder; provided, however, that no vote shall be cast or counted at any meeting in respect of any Security challenged as not Outstanding and ruled by the chairman of the meeting to be not Outstanding. The chairman of the meeting shall have no right to vote, except as a Holder of a Security of such series or proxy.”

ARTICLE IV
MISCELLANEOUS

Section 4.01 This Eighteenth Supplemental Indenture and the Notes shall be governed by and construed in accordance with the law of the State of New York, without regard to principles of conflicts of laws. This Eighteenth Supplemental Indenture is subject to the provisions of the Trust Indenture Act that are required to be part of the Indenture and shall, to the extent applicable, be governed by such provisions.

Section 4.02 In case any provision in this Eighteenth Supplemental Indenture or in the Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Section 4.03 This Eighteenth Supplemental Indenture may be executed in counterparts, each of which will be an original, but such counterparts will together constitute but one and the same Eighteenth Supplemental Indenture. The exchange of copies of this Eighteenth Supplemental Indenture and of signature pages by facsimile, .pdf transmission, email or other electronic means shall constitute effective execution and delivery of this Eighteenth Supplemental Indenture for all purposes. Signatures of the parties hereto transmitted by facsimile, ..pdf transmission, email or other electronic means shall be deemed to be their original signatures for all purposes. For the avoidance of doubt, all notices, approvals, consents, requests and any communications hereunder or with respect to the Eighteenth Supplemental Indenture must be in writing (provided that any communication sent to Trustee hereunder must be in the form of a document that is signed manually or by way of a digital signature provided by DocuSign or Adobe (or such other digital signature provider as specified in writing to Trustee by the authorized representative), in English. The Company agrees to assume all risks arising out of the use of using digital signatures and electronic methods to submit communications to Trustee, including without limitation the risk of Trustee acting on unauthorized instructions, and the risk of interception and misuse by third parties.

Section 4.04 The Base Indenture, as supplemented and amended by this Eighteenth Supplemental Indenture, is in all respects ratified and confirmed, and the Base Indenture and this Eighteenth Supplemental Indenture shall be read, taken and construed as one and the same instrument with respect to the Notes. All provisions included in this Eighteenth Supplemental Indenture supersede any conflicting provisions included in the Base Indenture with respect to the Notes, unless not permitted by law. The Trustee accepts the trusts created by the Base Indenture, as supplemented by this Eighteenth Supplemental Indenture, and agrees to perform the same upon the terms and conditions of the Base Indenture, as supplemented by this Eighteenth Supplemental Indenture.

Section 4.05 The provisions of this Eighteenth Supplemental Indenture shall become effective as of the date hereof.

Section 4.06 Notwithstanding anything else to the contrary herein, the terms and provisions of this Eighteenth Supplemental Indenture shall apply only to the Notes and shall not apply to any other series of Securities under the Indenture and this Eighteenth Supplemental Indenture shall not and does not otherwise affect, modify, alter, supplement or change the terms and provisions of any other series of Securities under the Indenture, whether now or hereafter issued and Outstanding.

Section 4.07 The recitals contained herein and in the Notes shall be taken as the statements of the Company, and the Trustee assumes no responsibility for their correctness. The Trustee makes no representations as to the validity or sufficiency of this Eighteenth Supplemental Indenture, the Notes or any Additional Notes, except that the Trustee represents that it is duly authorized to execute and deliver this Eighteenth Supplemental Indenture, authenticate the Notes and any Additional Notes and perform its obligations hereunder. The Trustee shall not be accountable for the use or application by the Company of the Notes or any Additional Notes or the proceeds thereof. All of the provisions contained in the Indenture in respect of the rights, privileges, immunities, powers, and duties of the Trustee shall be applicable in respect of this Eighteenth Supplemental Indenture as fully and with like force and effect as though fully set forth in full herein.

IN WITNESS WHEREOF, the parties hereto have caused this Eighteenth Supplemental Indenture to be duly executed as of the date first above written.

SARATOGA INVESTMENT CORP.

By:	/s/ Henri J. Steenkamp
Name:	Henri J. Steenkamp
Title:	Chief Financial Officer, Chief Compliance Officer, Treasurer and Secretary

U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION (as successor in interest to U.S. Bank National Association), as Trustee

By:	/s/ Adina M. Casper
Name:	Adina M. Casper
Title:	Vice President

[Signature page to Eighteenth Supplemental Indenture]

Exhibit A – Form of Global Note

This Security is a Global Note within the meaning of the Indenture hereinafter referred to and is registered in the name of The Depository Trust Company or a nominee thereof. This Security may not be exchanged in whole or in part for a Security registered, and no transfer of this Security in whole or in part may be registered, in the name of any Person other than The Depository Trust Company or a nominee thereof, except in the limited circumstances described in the Indenture.

Unless this certificate is presented by an authorized representative of The Depository Trust Company to the issuer or its agent for registration of transfer, exchange or payment and such certificate issued in exchange for this certificate is registered in the name of Cede & Co., or such other name as requested by an authorized representative of The Depository Trust Company, any transfer, pledge or other use hereof for value or otherwise by or to any person is wrongful, as the registered owner hereof, Cede & Co., has an interest herein.

Saratoga Investment Corp.

No.	$
CUSIP No. 80349A 844
ISIN No. US80349A8449

8.00% Notes due 2031

Saratoga Investment Corp., a corporation duly organized and existing under the laws of Maryland (herein called the “Company”, which term includes any successor Person under the Indenture hereinafter referred to), for value received, hereby promises to pay to Cede & Co., or registered assigns, the principal sum of                     Dollars (U.S. $       ) on August 31, 2031 and to pay interest thereon from August 26, 2026 or from the most recent Interest Payment Date to which interest has been paid or duly provided for, quarterly on February 28, May 31, August 31 and November 30 in each year, commencing November 30, 2026 at the rate of 8.00% per annum, until the principal hereof is paid or made available for payment. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in such Indenture, be paid to the Person in whose name this Security is registered at the close of business on the Regular Record Date for such interest, which shall be February 15, May 15, August 15 and November 15 (whether or not a Business Day), as the case may be, next preceding such Interest Payment Date. Any such interest not so punctually paid or duly provided for will forthwith cease to be payable to the Holder on such Regular Record Date and may either be paid to the Person in whose name this Security is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to Holders of Securities of this series not less than 10 days prior to such Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Securities of this series may be listed, and upon such notice as may be required by such exchange, all as more fully provided in said Indenture. This Security may be issued as part of a series.

Payment of the principal of (and premium, if any, on) and any such interest on this Security will be made at the office of the Trustee located at 60 Livingston Avenue, St. Paul, MN 55107, Attention: Saratoga Investment Corp. (8.00% Notes due 2031) or at such other address as designated by the Trustee, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts; provided, however, that at the option of the Company payment of interest may be made by check mailed to the address of the Person entitled thereto as such address shall appear in the Security Register; provided, further, however, that so long as this Security is registered to Cede & Co., such payment will be made by wire transfer in accordance with the procedures established by The Depository Trust Company and the Trustee.

Reference is hereby made to the further provisions of this Security set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof by manual signature, this Security shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed.

Dated:

SARATOGA INVESTMENT CORP.

By:
Name:
Title:

Attest

By:
Name:
Title:

[Global Note – Eighteenth Supplemental Indenture]

This is one of the Securities of the series designated therein referred to in the within-mentioned Indenture.

Dated:

U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION (as successor in interest to U.S. Bank National Association), as Trustee

By:
Authorized Signatory

[Global Note – Eighteenth Supplemental Indenture]

Saratoga Investment Corp.
8.00% Notes due 2031

This Security is one of a duly authorized issue of Senior Securities of the Company (herein called the “Securities”), issued and to be issued in one or more series under an Indenture, dated as of May 10, 2013 (herein called the “Base Indenture”, which term shall have the meaning assigned to it in such instrument), between the Company and U.S. Bank Trust Company, National Association (as successor in interest to U.S. Bank National Association), as Trustee (herein called the “Trustee”, which term includes any successor trustee under the Base Indenture), and reference is hereby made to the Base Indenture for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee, and the Holders of the Securities and of the terms upon which the Securities are, and are to be, authenticated and delivered, as supplemented by the Eighteenth Supplemental Indenture relating to the Securities, dated as of August 26, 2026, by and between the Company and the Trustee (herein called the “Eighteenth Supplemental Indenture”; the Eighteenth Supplemental Indenture and together with the Base Indenture, collectively are herein called the “Indenture”). In the event of any conflict between the Base Indenture and the Eighteenth Supplemental Indenture, the Eighteenth Supplemental Indenture shall govern and control.

This Security is one of the series designated on the face hereof, which series is initially limited in aggregate principal amount to $   . Under a Board Resolution, Officers’ Certificate pursuant to Board Resolutions or an indenture supplement, the Company may from time to time, without the consent of the Holders of Securities, issue additional Securities of this series (in any such case “Additional Securities”) having the same ranking and the same interest rate, maturity and other terms as the Securities; provided that, if such Additional Securities are not fungible with the Securities (or any other tranche of Additional Securities for U.S. federal income tax purposes), then such Additional Securities will have different CUSIP and ISIN numbers from the Securities (and any such other tranche of Additional Securities). Any Additional Securities and the existing Securities will constitute a single series under the Indenture and all references to the relevant Securities herein shall include the Additional Securities unless the context otherwise requires. The aggregate amount of outstanding Securities represented hereby may from time to time be reduced or increased, as appropriate, to reflect exchanges and redemptions.

The Securities of this series are subject to redemption in whole or in part at any time or from time to time, at the option of the Company, on or after August 26, 2028, at a redemption price per security equal to 100% of the outstanding principal amount thereof plus accrued and unpaid interest payments otherwise payable for the then-current quarterly interest period accrued to, but excluding, the date fixed for redemption.

Notice of redemption shall be given in writing and mailed, first-class postage prepaid or by overnight courier guaranteeing next-day delivery, to each Holder of the Securities to be redeemed, not less than thirty (30) nor more than sixty (60) days prior to the Redemption Date, at the Holder’s address appearing in the Security Register. All notices of redemption shall contain the information set forth in Section 1104 of the Base Indenture.

Any exercise of the Company’s option to redeem the Securities will be done in compliance with the Indenture and the Investment Company Act, to the extent applicable.

If the Company elects to redeem only a portion of the Securities, the Trustee or, with respect to global Securities, the Depositary will determine the method for selecting the particular Securities to be redeemed, in accordance with Section 1.01 of the Eighteenth Supplemental Indenture and Section 1103 of the Base Indenture. In the event of redemption of this Security in part only, a new Security or Securities of this series and of like tenor for the unredeemed portion hereof will be issued in the name of the Holder hereof upon the cancellation hereof.

Unless the Company defaults in payment of the Redemption Price, on and after the Redemption Date, interest will cease to accrue on the Securities called for redemption.

Holders of Securities do not have the option to have the Securities repaid prior to August 31, 2031.

The Indenture contains provisions for defeasance at any time of the entire indebtedness of this Security or certain restrictive covenants and Events of Default with respect to this Security, in each case upon compliance with certain conditions set forth in the Indenture.

If an Event of Default with respect to Securities of this series shall occur and be continuing, the principal of the Securities of this series may be declared due and payable in the manner and with the effect provided in the Indenture.

The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Securities of each series to be affected under the Indenture at any time by the Company and the Trustee with the consent of the Holders of not less than a majority in principal amount of the Securities at the time Outstanding of each series to be affected. The Indenture also contains provisions permitting the Holders of specified percentages in principal amount of the Securities of each series at the time Outstanding, on behalf of the Holders of all Securities of such series, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Security shall be conclusive and binding upon such Holder and upon all future Holders of this Security and of any Security issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Security.

As provided in and subject to the provisions of the Indenture, the Holder of this Security shall not have the right to institute any proceeding with respect to the Indenture or for the appointment of a receiver or trustee or for any other remedy thereunder, unless such Holder shall have previously given the Trustee written notice of a continuing Event of Default with respect to the Securities of this series, the Holders of not less than 25% in principal amount of the Securities of this series at the time Outstanding shall have made written request to the Trustee to institute proceedings in respect of such Event of Default as Trustee and offered the Trustee indemnity, security, or both reasonably satisfactory to the Trustee against the costs, expenses and liabilities to be incurred in compliance with such request, and the Trustee shall not have received from the Holders of a majority in principal amount of Securities of this series at the time Outstanding a direction inconsistent with such request, and shall have failed to institute any such proceeding, for sixty (60) days after receipt of such notice, request and offer of indemnity and/or security. The foregoing shall not apply to any suit instituted by the Holder of this Security for the enforcement of any payment of principal hereof or any premium or interest hereon on or after the respective due dates expressed herein.

No reference herein to the Indenture and no provision of this Security or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and any premium and interest on this Security at the times, place and rate, and in the coin or currency, herein prescribed.

As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Security is registrable in the Security Register, upon surrender of this Security for registration of transfer at the office or agency of the Company in any place where the principal of and any premium and interest on this Security are payable, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Securities of this series and of like tenor, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

The Securities of this series are issuable only in registered form without coupons in denominations of $25 and any integral multiples of $25 in excess thereof. As provided in the Indenture and subject to certain limitations therein set forth, Securities of this series are exchangeable for a like aggregate principal amount of Securities of this series and of like tenor of a different authorized denomination, as requested by the Holder surrendering the same.

No service charge shall be made for any such registration of transfer or exchange, but the Company, the Trustee, or the Security Registrar may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

Prior to due presentment of this Security for registration of transfer, the Company, the Trustee, or the Security Registrar and any agent of the Company, the Trustee, or the Security Registrar may treat the Person in whose name this Security is registered as the owner hereof for all purposes, whether or not this Security be overdue, and none of the Company, the Trustee, the Security Registrar or any agent thereof shall be affected by notice to the contrary.

All terms used in this Security which are defined in the Indenture shall have the meanings assigned to them in the Indenture.

The Indenture and this Security shall be governed by and construed in accordance with the laws of the State of New York, without regard to principles of conflicts of laws.

To the extent any provision of this Security conflicts with the express provisions of the Indenture, the provisions of the Indenture shall govern and be controlling.